EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Allegro MicroSystems, Inc. of our report dated May 23, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Allegro MicroSystems, Inc.'s Annual Report on Form 10-K for the year ended March 29, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 23, 2024